EXHIBIT 23.4
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                           CONSENT OF VALUATION EXPERT
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         We hereby consent to the inclusion of the discussion of our report dated June 28, 2000 (the "Report"), in the Registration Statement of SVI Holdings, Inc. (the "Registrant") on Form S-3, SEC File No. 000-27509, and the incorporation by reference in such Registration Statement of the discussion concerning the Report contained in the Form 10-K of the Registrant for the fiscal year ended March 31, 2000.



/s/ Todd Poling, Managing Principal
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BUSINESS VALUATION SERVICES, INC.
San Diego, California
September 11, 2000